UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 30, 2009 (July 24, 2009)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On July 24, 2009, China Valves Technology, Inc. (the “Company”) filed a Certificate to Accompany Restated Articles or Amended and Restated Articles (the “Amendment”) with the Secretary of State of the State of Nevada that effects the one-for-two reverse split (the “Reverse Split”). Shareholders shall not be entitled to receive fractional shares as a result of the Reverse Split. Any fractional shares will be rounded up to the next highest whole share. The Board of Directors approved the Reverse Split on April 24, 2009. The Company’s shareholders approved the Reverse Split on June 8, 2009.  On July 30, 2009, the Company issued a press release announcing the Reverse Split. A copy of the press release, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1 and incorporated by reference herein.

The Company has notified the Financial Industry Regulatory Authority of the effectiveness of the reverse split and expects that the Company’s stock will begin trading on a post-split basis on or before August 3, 2009.

The Company undertook the reverse split as an important step toward achieving an exchange listing.  The Company expects that as a result of the reverse split, its common stock will begin to trade at the higher stock price level required for exchange listing.  The Company expects to file a  listing application with an exchange during the third quarter of 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate to Accompany Restated Articles or Amended and Restated Articles of China Valves Technology, Inc.
99.1	Press Release, dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: July 30, 2009

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate to Accompany Restated Articles or Amended and Restated Articles of China Valves Technology, Inc.
99.1	Press Release, dated July 30, 2009